EXHIBIT 32.1
SMARTS OIL AND GAS, INC.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Smarts Oil and Gas, Inc. (the “Company”) on Form 10-KSB for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned certify, pursuant to 18 U.S.C. ss. 1350, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Daniel Seifer	/s/ Don Quarterman, Jr.
Daniel Seifer Chief Executive Officer Date: April 16, 2007	Don Quarterman, Jr. Chief Financial Officer Date: April 16, 2007